Chanticleer Holdings Completes Acquisition of Just Fresh®

Company Increases Stake in Just Fresh Restaurant Chain from 51% to 56%

CHARLOTTE, NC — 12/12/13 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (Chanticleer Holdings, or the "Company"), headquartered in Charlotte, North Carolina, announced today that the Company has completed its acquisition of a majority stake in Just Fresh Restaurant chain. On December 10, 2013, Chanticleer executed its Assignment, Assumption, Joinder and Amendment Agreements with JF Restaurants, LLC and JF Franchising Systems, LLC, owners of the Charlotte-based Just Fresh Restaurant chain. This transaction finalized the acquisition of a 51% preferred membership interest in both entities.

In addition to completing the acquisition, the Company executed an Assignment Agreement with a current owner, increasing its preferred membership interest in JF Restaurants, LLC and JF Franchising Systems, LLC by 5% to 56%.

First opened in 1994, the Just Fresh restaurant chain now operates 5 company-owned locations throughout North Carolina, offering fresh-squeezed juices, gourmet coffee, fresh-baked goods and premium-quality, made-to-order sandwiches, salads and soups. The Company believes in Just Fresh’s concept that a fresher, more nutritional diet can have positive effects on physical health and overall wellness. Together, both management teams plan to expand in this fast growing market segment, by reaching out to thousands of customers in new markets domestically and internationally.

Mike Pruitt, Chairman and Chief Executive Officer, commented, "We are excited to have completed the acquisition of Just Fresh and to have an opportunity to increase our interest in JF Restaurants. We have developed an expansion model that will enable us to grow the brand organically and consider franchising opportunities in both domestic and international markets. ”

About Chanticleer Holdings, Inc

Chanticleer Holdings (NASDAQ: HOTR) is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets and American Roadside Burgers Inc ("ARB"), a Charlotte, N.C. based chain. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of eight Hooters restaurants in its international franchise territories: Pretoria, Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia; Budapest in Hungary; and Nottingham in the United Kingdom. ARB, purchased by Chanticleer Holdings on October 1, 2013, has a total of 5 casual restaurants — 1 location in Smithtown, N.Y., 2 locations in Charlotte, N.C., 1 location in Columbia, S.C., and the newest location is in Greenville, S.C. The Company also owns a majority interest in JF Restaurants, LLC and JF Franchising Systems, LLC, a fresh food-focused casual dining establishment with 5 restaurant locations.

For further information, please visit www.chanticleerholdings.com

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Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Press Information:

Chanticleer Holdings, Inc.
Mike Pruitt
Chairman/CEO
Phone: 704.366.5122 x 1
mp@chanticleerholdings.com